Exhibit 99.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 2, 2006

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HIGH END VENTURES, INC.

(Name of Small Business issuer in its charter)

                   COLORAD0                                 133-133916               20-343739 1

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)                                                 Identification No.)

400-7015 MacLeod Trail, South
Calgary, Alberta
Canada T2H 2K6

 (Address of principal executive offices)

(403) 461-7283

(Registrant’s telephone number)

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 Item 8 01. Other Events

On  September 2, 2006 the Board of Directors of the registrant passed unanimously a resolution authorizing a forward split of the issued and outstanding shares on a five to one (5 - 1) basis bringing the total common shares issued and outstanding to 15,850,000.

In another resolution passed at the same meeting, Mr. Nadir Walji was appointed to the Board of Directors to serve until the next annual meeting of the Registrant and was elected by the Board to serve as Secretary Treasurer and Chief Accounting Officer.

A copy of the minutes of the meeting is including in this document as Exhibit 99.1

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

99.1

Board Minutes – September 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 2, 2006

Elderwatch, Inc.

/s/ Thomas Forzani

    Thomas Forzani, President

/s/ Nadir Walji

     Nadir Walji, Secretary/Treasurer

Exhibit 99.1

Board of Directors Minutes

MINUTES OF THE BOARD OF DIRECTORS

OF

HIGH END VENTURES, INC.

September 2, 2006

A telephone meeting of the Board of Directors of High End Ventures, Inc. (the “Corporation”), was held on September 2, 2006 at 11:00 a.m. Eastern Standard Time.

Directors participating in the meeting were:

Thomas Forzani and Don Thompson

The Board unanimously resolved the following:

RESOLVED:

that the Board take all necessary steps to achieve a forward split of the corporation’s issued and outstanding common stock on  Five to One (5 - 1) basis bring the issued and outstanding shares to 15,850,000.

RESOLVED:

That Nadir Walji of Vancouver, BC be appointed to the Board of Directors to serve until the next annual meeting and is herby elected Secretary/Treasurer of the corporation and its Chief Accounting Officer. Don Thompson, the former Secretary Treasurer will remain on the Board.

There being no further business, the meeting was adjourned.

/s/ Nadir Walji

/s/ Thomas Forzani

     Nadir Walji, Secretary

     Thomas Forzani, President and Chairman of the Board